Exhibit 99.1

For Immediate Release

Contact:

Kevin J. Welch	John Ford	Jerry Daly or Carol McCune
MeriStar Hospitality	The Blackstone Group	Daly Gray Public Relations (Media)
(301) 581-5926	(212) 583-5559	(703) 435-6293

MeriStar Hospitality Agrees to be Acquired by The Blackstone Group

BETHESDA, Md., February 21, 2006—MeriStar Hospitality Corporation (NYSE: MHX), one of the nation’s largest hotel real estate investment trusts (REIT), today announced that it has signed a merger agreement to be acquired by an affiliate of The Blackstone Group in a transaction valued at approximately $2.6 billion. In the mergers contemplated by the merger agreement, each share of MeriStar common stock and each unit of limited partnership interest in MeriStar Hospitality Operating Partnership, L.P., MeriStar’s operating partnership, will be converted into the right to receive $10.45 in cash. The $10.45 per-share consideration represents a 20 percent premium over MeriStar’s closing stock price on November 10, 2005, the date prior to published reports regarding a potential acquisition of MeriStar.

The board of directors of MeriStar has unanimously approved the merger agreement and has recommended the approval of the transactions by MeriStar’s stockholders. Stockholders will be asked to vote on the proposed transactions at a special meeting that will be held on a date to be announced. The mergers are expected to close in the second quarter of 2006, pending stockholder approval and other customary closing conditions. Completion of the mergers is not subject to receipt of financing by Blackstone.

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Blackstone to Acquire MeriStar

“We are pleased to have entered into this agreement and believe that the transaction represents attractive value to our shareholders” said Paul Whetsell, MeriStar’s chairman and CEO.

Jonathan D. Gray, senior managing director of The Blackstone Group, said “We are excited to acquire the company. We look forward to working with MeriStar’s franchisors, managers and partners.”

MeriStar remains on track to close its previously announced sale of nine hotels and one golf and tennis club to affiliates of The Blackstone Group during the first quarter 2006.

Bear, Stearns & Co. Inc. and Morgan Stanley acted as financial advisors to Blackstone. Acquisition financing is being provided by Bear Stearns, Bank of America and Merrill Lynch. Lehman Brothers Inc. acted as financial advisor to MeriStar. Simpson Thacher & Bartlett LLP acted as legal advisor to Blackstone. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to MeriStar. Miles & Stockbridge P.C. acted as Maryland counsel to Blackstone, and Venable LLP acted as Maryland counsel to MeriStar.

About MeriStar Hospitality Corporation

Bethesda, Maryland-based MeriStar Hospitality Corporation owns 57 principally upper-upscale, full-service hotels in major markets and resort locations with 16,507 rooms in 19 states and the District of Columbia, including 10 properties that are under contract to be sold to Blackstone. MeriStar owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Ritz-Carlton, Westin, Doubletree and Radisson. For more information about MeriStar, visit the company’s website: www.meristar.com.

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Blackstone to Acquire MeriStar

About The Blackstone Group

The Blackstone Group, a global private investment and advisory firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris, was founded in 1985. Blackstone’s real estate group has raised approximately $10 billion for real estate investing and has a long track record of investing in hotels and other commercial properties. In addition to Real Estate, The Blackstone Group’s core businesses include Private Equity, Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and Acquisitions Advisory, and Restructuring and Reorganization Advisory. Information relating to The Blackstone Group can be accessed on the Internet at http://www.Blackstone.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. All statements regarding our expected financial position, business and financing plans are forward- looking statements. Except for historical information, matters discussed in this press release are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: economic conditions generally and the real estate market specifically; supply and demand for hotel rooms in our current and proposed market areas; other factors that may influence the travel industry, including health, safety and economic factors; competition; the level of proceeds from asset sales; cash flow generally, including the availability of capital generally, cash available for capital expenditures, and our ability to refinance debt; the effects of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions, including new laws and regulations and particularly

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Blackstone to Acquire MeriStar

changes to laws governing the taxation of real estate investment trusts; weather conditions generally and natural disasters; rising insurance premiums; rising interest rates; and changes in U.S. generally accepted accounting principles, policies and guidelines applicable to real estate investment trusts. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release or incorporated by reference herein. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

This communication is being made in respect of the proposed merger transaction involving MeriStar and affiliates of Blackstone. In connection with the transaction, MeriStar will file a proxy statement with the SEC. Shareholders are urged to read the proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement will be mailed to MeriStar shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at MeriStar’s Web site, www.meristar.com, or by contacting Kevin Welch, Senior Vice President and Treasurer, MeriStar Hospitality, telephone (301) 581-5926.

MeriStar and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding MeriStar’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

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